EXHIBIT 10.22

                                PLEDGE AGREEMENT

        This Pledge Agreement is made by and between INDUSTRIAL DATA SYSTEMS, CORP., a Nevada corporation ("Corporation"); and JOHN L. "JACK" RIPLEY, ("Shareholder") this 25th day of March, 1998.

                                    RECITALS

        WHEREAS the parties hereto have executed and consummated that certain Stock Acquisition Agreement dated March 25th, 1998 whereby the Corporation acquired from Shareholder 1,000 shares of Common stock in exchange for 300,000 shares of INDUSTRIAL DATA SYSTEMS, CORP. common stock, $.01 par value, and

        WHEREAS pursuant to the terms of the Stock Acquisition Agreement, Shareholder has agreed to pledge his stock in Industrial Data Systems, Corp. to secure his indemnification obligations contained in Article 11 therein;

        NOW THEREFORE the parties hereto have agreed as follows:

1. ITEMS OF PLEDGE. The following items are delivered to Corporation subject to the terms of this agreement:

        (i) Stock Certificate No. _____ issued to JOHN L. RIPLEY representing 150,000 shares of common stock of INDUSTRIAL DATA SYSTMS, CORP. accompanied by a stock power endorsed to INDUSTRIAL DATA SYSTEMS, CORP. for such shares executed by JOHN
                L. RIPLEY.

        (ii) Stock Certificate No. _____ issued to JOHN L. RIPLEY representing 90,000 shares of common stock of INDUSTRIAL DATA SYSTMS, CORP. accompanied by a stock power endorsed to INDUSTRIAL DATA SYSTEMS, CORP. for such shares executed by JOHN
                L. RIPLEY.

        (iii) Stock Certificate No. _____ issued to JOHN L. RIPLEY representing 60,000 shares of common stock of INDUSTRIAL DATA SYSTEMS, CORP. accompanied by a stock power endorsed to INDUSTRIAL DATA SYSTEMS, CORP. for such shares executed by JOHN
                L. RIPLEY.


2. CREATION OF SECURITY INTEREST. Shareholder pledges and assigns to corporation escrow items (i), (ii) and (iii) above as security for performance of his indemnity obligations contained in the above referenced Stock Acquisition Agreement.

        Corporation obligates itself to hold the shares pledged to it as security for the payment of any Shareholder indemnified claims under the Stock Acquisition Agreement.

        Corporation will have, as to the shares, the rights and obligations of a secured party under Chapter 9 of the Texas Business and Commerce Code.

3. DELIVERY UPON EXPIRATION OF INDEMNITY PERIODS TO SHAREHOLDER. Provided Corporation has not notified Shareholder of claim for damages in accordance with
Article 11.3 of the Stock Acquisition Agreement, Corporation shall deliver to Shareholder free of this Pledge Agreement Pledge items (i) on April 1, 1999, Pledge item (ii) on April 1, 2000 and Pledge item (iii) on June 24th, 2002. In the event Shareholder has exercised his option requiring repurchase all 300,000 shares of stock, escrow item (i) shall be deemed to be the sum of $150,000.00 and escrow item (ii) shall be deemed to be the sum of $90,000.00 and Pledge item
(iii) shall be deemed to be the sum of $60,000. If Shareholder has exercised his option requiring repurchase for less than 300,000 shares, then the cash received shall be equally allocated between Pledge items (i), (ii) and (iii).

4. REMEDIES IN EVENT OF CLAIM. In the event Shareholder has been notified by Corporation of a claim for indemnification, Corporation shall hold all remaining Pledge items until such time as the validity of such indemnification claim is finally resolved by settlement, arbitration or litigation. Upon final resolution the Pledge items will be delivered in accordance with the settlement agreement, arbitration award or Judgment. IT IS EXPRESSLY AGREED THAT NEITHER CORPORATION OR SHAREHOLDER SHALL HAVE ANY LIABILITY WHATSOEVER FOR ANY DIMINUTION IN THE VALUE OF THE PLEDGE ITEMS DURING THE TERM OF THIS AGREEMENT. IN THE EVENT A CLAIM FOR INDEMNITY IS SUSTAINED, SHAREHOLDER SHALL HAVE NO LIABILITY TO CORPORATION EXCEEDING THE VALUE OF THE REMAINING PLEDGE ITEMS.

        Corporation may transfer the shares of stock to its own name or to the name of its nominee in full satisfaction of Shareholder's obligations or may sell, assign, or deliver as much of the shares of stock as may be necessary to satisfy

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the unpaid obligations of Shareholder, together with the expenses Corporation incurs in connection with the sale, assignment or delivery. At any sale of the shares of stock, whether private or public, corporation may purchase and pay for any of the shares by canceling so much of Shareholder,s obligation as is equal to the purchase price. Corporation agrees to notify Shareholder at least ten days before the date of any proposed sale of the shares. Shareholder waives any right of redemption under the Texas Business Corporations Act as to the shares of stock sold.

        Any proceeds from the sale of the shares, on default, will be applied by the Corporation as follows:

        First, to the costs and expenses of collection incurred by Corporation, including, but not limited to, costs of any public or private sale, stock broker fees, attorney fees, and all other reasonable expenses; and

        Second, to payment of the entire amount of the principle and interest due under the settlement agreement, arbitration award or judgment.

        Any remaining proceeds from the sale will be delivered to Shareholder.

5.      COLLECTION OF DIVIDENDS AND DISTRIBUTIONS

        During the term of this agreement, provided no notification of claim has been given to Shareholder, Shareholder will receive and collect all cash dividends and distributions in respect of the pledged shares. If notification of claim has been given to Shareholder, Corporation may retain any such dividends or distributions and may apply the same toward satisfying Shareholder's obligations. 6. NOTICES

        All notices or other communications by either party to this agreement must be in writing and either mailed by registered or certified mail, postage prepaid, or hand delivered to the addresses setforth below during regular business hours:

7.      AMENDMENT OR MODIFICATION

        This agreement cannot be amended or modified except in a writing, executed and signed by the parties.

8.      ADDITIONAL DOCUMENTS

        Pledgor agrees to execute and deliver to Pledgee any and all additional documents which may be necessary to perfect the security interest given to Pledgee under this agreement.

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9.      BINDING EFFECT

        This agreement will be binding on the parties and their representatives, heirs, successors, and assigns.

        EXECUTED this 25 day of March, 1998.

        SHAREHOLDER                                INDUSTRIAL DATA SYSTEMS,
                                                   CORP.

        /s/ JOHN L. RIPLEY                         By: /s/ WILLIAM COSKEY
        JOHN L."JACK" RIPLEY                       WILLIAM COSKEY, President

        _____________________                      ______________________
        _____________________                      ______________________

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